                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) December 6, 2002


                      Atalanta/Sosnoff Capital Corporation
           ----------------------------------------------------------
             (Exact name of registrant as specified in its chapter)


           Delaware                  1-9137                13-3339071
----------------------------  -------------------  -----------------------
(State or other jurisdiction      (Commission           (IRS Employer
       of incorporation)          File Number)       Identification No.)



101 Park Avenue, New York, New York                                10178
-----------------------------------------------               --------------
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (212) 867-5000



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS AND REGULATIONS FD DISCLOSURE

         On Friday, December 6, 2002 Atalanta/Sosnoff Capital Corporation announced that it had received a proposal from Martin T. Sosnoff, Chairman of the Board and Chief Executive Officer, to acquire the approximately 17% of the outstanding shares of the Common Stock not already owned by Mr. Sosnoff. The Company announced that a special committee of independent directors would be formed to consider Mr. Sosnoff's proposal.

         The announcement was contained in a press release dated December 6, 2002 which sets forth the general terms of the proposal which is annexed to this Report as Exhibit 1. The above description is qualified in its entirety by reference to that Exhibit which is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  (1)      Press Release dated December 6, 2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Atalanta/Sosnoff Capital Corporation
                                       ------------------------------------
                                                   (Registrant)


Date: December 11, 2002                 /S/ Kevin S. Kelly
                                       --------------------
                                       Kevin S. Kelly, Senior Vice President,
                                       Chief Financial Officer
                                                   (Signature)

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ATALANTA
SOSNOFF
CAPITAL CORPORATION O 101 PARK AVENUE, NEW YORK, NEW YORK 10178-0008 FAX (212) 922-1820 www.atalantasosnoff.com

[GRAPHIC OMITTED] c 1986 Andy Warhol

                                                           FOR IMMEDIATE RELEASE




For Further Information,
contact Kevin S. Kelly
Senior Vice President and
Chief Financial Officer
Atalanta/Sosnoff Capital Corporation
Telephone (212) 867-5000
New York, NY 10178
E-Mail: ksk@atalantasosnoff.com
Website: www.atalantasosnoff.com


                      ATALANTA/SOSNOFF CAPITAL CORPORATION
                           BOARD RECEIVES BUYOUT OFFER

NEW YORK - DECEMBER 6, 2002. Atalanta/Sosnoff Capital Corporation (NYSE: ATL) announced today that it had received a proposal from Martin T. Sosnoff, its Chairman of the Board and Chief Executive Officer, to acquire the approximately 17% of the outstanding shares of the Company's common stock not already owned by Mr. Sosnoff.

         Under the terms of the proposal, a new entity which would hold Mr. Sosnoff's stock would be merged with and into Atalanta/Sosnoff, with Atalanta/ Sosnoff as the surviving entity. All outstanding shares of Atalanta/Sosnoff not already held by Mr. Sosnoff would be acquired for a cash price of $12.50 per share, subject to adjustment to reflect changes in the value of the Company's portfolio of marketable securities from current levels.

         Atalanta/Sosnoff's Board of Directors will form a Special Committee of independent directors to consider Mr. Sosnoff's proposal. The proposal is subject to the approval of that Special Committee, the negotiation of a definitive agreement and other customary conditions to closing.

         Atalanta/Sosnoff provides discretionary investment advisory, brokerage and other related services to corporate and public retirement plans, endowments, charitable and religious organizations, and individuals in both taxable and tax-exempt accounts. Assets under management at November 30, 2002 were approximately $2.1 billion.

         Certain of the foregoing are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following general economic and business conditions: the loss of, or the failure to replace any significant clients; changes in the relative investment performance of client or firm accounts and changes in the financial marketplace, particularly in the securities markets. These forward-looking statements speak only as of the date of this Release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.